As filed with the Securities and Exchange Commission on August 26, 2004

Registration No. 333-####

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-1992861
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12110 Sunset Hills Road

Reston, Virginia 20190

(Address of Principal Executive Offices Including Zip Code)

QUADRAMED CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Lawrence P. English

Chief Executive Officer

QuadraMed Corporation

12110 Sunset Hills Road

Reston, Virginia 20190

(703) 709-2300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Morris F. DeFeo, Jr.

Miles & Stockbridge, P.C.

1751 Pinnacle Drive, Suite 500

McLean, Virginia 22102

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	120,000 (2)	$2.75 (3)	$330,000	$41.81

(1)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of QuadraMed Corporation.

(2)	Represents 120,000 additional shares issuable under the QuadraMed Corporation 2002 Employee Stock Purchase Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and 457 (h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices for a share of Common Stock reported on the Over-The-Counter Bulletin Board as of August 20, 2004.

EXPLANATORY NOTE

QuadraMed Corporation, a Delaware corporation (“QuadraMed”, the “Company”, or the “Registrant”), filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on May 2, 2002 (Registration No. 333-87426) (the “Previous Registration Statement”), registering shares of its Common Stock, par value $0.01, issuable upon the exercise of awards to be granted under the 2002 Employee Stock Purchase Plan (the “2002 Plan”). The contents of the Previous Registration Statement are incorporated herein by reference.

On May 6, 2004, the stockholders of the Company approved an amendment to the 2002 Plan, increasing the number of shares of Common Stock available for issuance under the 2002 Plan from 333,450 to 453,450. This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”) to register the 120,000 additional shares of Common Stock which are reserved and available for issuance under the 2002 Plan.

The information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

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Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement. Certain of the following exhibits have been previously filed with the SEC and are incorporated herein by reference from the document described in parentheses. Certain others are filed herewith.

Exhibit Number	Description

5.1*	Opinion of Miles & Stockbridge, P.C. regarding legality of securities being registered.

23.1*	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Pisenti & Brinker, LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Miles & Stockbridge, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, County of Fairfax, Commonwealth of Virginia, on this 26th day of August, 2004.

QUADRAMED CORPORATION

By:	/S/ LAWRENCE P. ENGLISH
Lawrence P. English
Chairman, Chief Executive Officer

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